UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: August 11, 2011
(Date of earliest event reported)
THOMAS & BETTS CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	1-4682
(State or Other Jurisdiction	(Commission File Number)
of Incorporation)
22-1326940
(IRS Employer Identification No.)

8155 T&B Boulevard
Memphis, Tennessee (Address of Principal Executive Offices)	38125 (ZIP Code)
Registrant’s Telephone Number, Including Area Code:
(901) 252-8000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 AMENDMENT OF A MATERIAL DEFINITIVE AGREEMENT; ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
          On August 11, 2011, Thomas & Betts Corporation, (“we”, “our”, or “company”), in simultaneous transactions, (a) amended and restated the company’s existing unsecured, senior credit facility (the “existing revolving credit facility”) with Wells Fargo Bank, N. A., as Administrative Agent, and the lender parties thereto; and, (b) entered into a new unsecured, senior credit facility (the “new revolving credit facility”) with JPMorgan Chase Bank, N.A. as Administrative Agent, and the lender parties thereto.
          The restatement and amendment to the existing revolving credit facility with original availability of $750,000,000, and a term expiring October 15, 2012, makes the following material changes: (a) reduces the amount of available credit to zero, (b) freezes existing lender commitments to the $325,000,000 borrowed and outstanding, and (c) conforms all covenants and obligations, except those related to interest on borrowings and fees, to those found in the company’s new revolving credit facility.
          The material terms of the new revolving credit facility are described below.
          Borrower, Amounts, and Maturity. The new revolving credit facility has total availability of $500,000,000, through a five-year term expiring on August 10, 2016.
          Uses of Proceeds. The proceeds of any loans under the new revolving credit facility may be used for general operating needs and for other general corporate purposes in compliance with the terms of the facility.
          Interest and Fees. Under the new revolving credit facility agreement we would have an option, at the time of drawing funds under the facility, of selecting an interest rate equal to:
a)	a margin based on the company’s credit rating and the greatest of: (i) the rate of interest publicly announced as JPMorgan Chase Bank’s New York prime rate, (ii) the federal funds effective rate from time to time plus 0.5%, or (iii) the Adjusted LIBO rate for a one month interest period on the applicable date plus 1%, or

b)	the Adjusted LIBO Rate, and a margin based on the company’s credit rating.
          Fees for access to the facility, LIBO Rate loans, and letters of credit under the facility are based on a pricing grid related to the company’s debt ratings with Moody’s, S&P, and Fitch during the term of the facility.

          Financial and Restrictive Covenants. Our new revolving credit facility requires that we maintain:
•	a Maximum Leverage Ratio of 3.75 to 1.00 during the term; and

•	a Minimum Interest Coverage Ratio of 3.00 to 1.00 during the term.
     It also contains customary covenants that could restrict our ability to: incur additional indebtedness; grant liens; make investments, loans, or guarantees; declare dividends; or repurchase company stock. We do not expect these covenants to restrict our liquidity, financial condition, or access to capital resources in the foreseeable future.
     Our new revolving credit facility also contains customary representations, warranties and affirmative covenants.
            Events of Default. Our new revolving credit facility includes customary events of default, subject to cure periods and materiality, including:
•	failure to make payments when due;

•	breach of representations and warranties;

•	noncompliance with covenants;

•	defaults on other indebtedness;

•	bankruptcy or insolvency events;

•	material judgments; and,

•	a “change in control” of the company.
     Filed with this Current Report as Exhibit 10.1 is the Third Amended and Restated Credit Agreement dated August 11, 2011(our existing revolving credit facility); and as Exhibit 10.2 is the Credit Agreement dated August 11, 2011 (our new revolving credit facility).
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION
            The information disclosed above under Item 1.01 is incorporated herein by reference.
FORWARD-LOOKING STATEMENTS
            This document and the exhibits hereto include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts and are typically identified by terms such as “optimistic,” “trend,” “will,” and “believe.” These statements discuss business strategies, economic outlook and future performance. These forward-looking statements make assumptions regarding our operations, business, economic and political environment, including, without limitation, customer demand, government regulation, terrorist acts and acts of war. The actual results may be materially different from any future results expressed or implied by such forward-looking statements. Please see the “Risk Factors”

section of our Form 10-K for the fiscal year ended December 31, 2010 for further information related to these uncertainties. We undertake no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events or circumstances occurring after the date of this document or to reflect the occurrence of unanticipated events.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
       (d) Exhibits
10.1	Third Amended and Restated Credit Agreement dated August 11, 2011, among Thomas & Betts Corporation, as Borrower, the Lenders party hereto, and Wells Fargo Bank, National Association, as Administrative Agent, and Bank of America, N.A., Regions Bank and SunTrust Bank as Co-Syndication Agents.

10.2	Credit Agreement dated August 11, 2011, among Thomas & Betts Corporation, as Borrower, the Lenders party hereto, and JPMorgan Chase Bank, N.A. as Administrative Agent, and Wells Fargo Bank, National Association and Bank of America, N.A. as Co-Syndication Agents.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas & Betts Corporation (Registrant)
By:	/s/ W. David Smith, Jr.
W. David Smith, Jr.
Assistant General Counsel and Assistant Secretary

Date: August 16, 2011

EXHIBIT INDEX

Exhibit	Description of Exhibit
10.1	Third Amended and Restated Credit Agreement dated August 11, 2011, among Thomas & Betts Corporation, as Borrower, the Lenders party hereto, and Wells Fargo Bank, National Association, as Administrative Agent, and Bank of America, N.A., Regions Bank and SunTrust Bank as Co-Syndication Agents.

10.2	Credit Agreement dated August 11, 2011, among Thomas & Betts Corporation, as Borrower, the Lenders party hereto, and JPMorgan Chase Bank, N.A. as Administrative Agent, and Wells Fargo Bank, National Association and Bank of America, N.A. as Co-Syndication Agents.